Exhibit 99.1

303 International Circle	P: 410.427.1700
Suite 200	F: 410.427.8800
Hunt Valley, MD 21030

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE INVESTORS ANNOUNCES REDEMPTION

OF ITS OUTSTANDING 5.875% SENIOR NOTES DUE 2024

HUNT VALLEY, MARYLAND – March 29, 2017 - Omega Healthcare Investors, Inc. (NYSE:OHI) announced today that it will redeem all of the outstanding $400,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024, CUSIP No. 681936AZ3, on April 28, 2017 and has mailed an irrevocable notice of redemption for the notes. Pursuant to the terms of the indenture governing the notes, Omega will redeem the outstanding notes at a redemption price of 102.938% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

On March 29, 2017, a copy of the irrevocable notice of redemption with respect to the outstanding notes was mailed to record holders of the notes by U.S. Bank National Association, Corporate Trust Services, 111 Fillmore Avenue E., St. Paul, MN 55107, as trustee under the indenture governing the notes.

This announcement is not an offer to purchase or a solicitation of an offer to sell any securities and shall not constitute a notice of redemption under the indenture governing Omega’s 5.875% Senior Notes due 2024. Such notice is being made in accordance with the provisions of such indenture.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of December 31, 2016, Omega has a portfolio of investments that includes approximately 1,000 properties located in 42 states and the United Kingdom and operated by 79 different operators.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations. Omega does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities, if any; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) the potential impact of changes in the skilled nursing facility and assisted living facility markets or local real estate conditions on the Company’s ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; (xiii) Omega’s ability to close this offering of Notes and (xiv) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.